                                                                  Exhibit 10.22

                               THE SOUTH EAST ASIA

                                       AND

                                  INDIAN OCEAN

                           CABLE MAINTENANCE AGREEMENT

                                      INDEX

CLAUSE                                                                      PAGE

1.       DEFINITIONS...........................................................6

2.       PREVIOUS AGREEMENTS..................................................10

3.       OBJECT...............................................................10

4.       MANAGEMENT COMMITTEE.................................................10

5.       PROVISION OF CABLESHIPS AND DEPOT(S).................................10

6.       USE OF CABLESHIPS....................................................12

7.       OPERATION OF THE CABLESHIPS..........................................14

8.       USE AND OPERATION OF THE DEPOT(S)....................................16

9.       USE OF SPARE SUBMERSIBLE PLANT.......................................17

10.      TRANSFER OF SPARE SUBMERSIBLE PLANT..................................18

11.      NOTIFICATION OF CABLESHIP REQUIREMENT................................18

12.      PLANNING AND DIRECTION...............................................20

13.      CABLESHIP BASE PORT..................................................20

14.      CLEARANCES...........................................................21

15.      PERIODS OF CABLESHIP UNAVAILABILITY..................................21

16.      MUTUAL SUPPORT COVENANT..............................................22

17.      PERIOD OF AGREEMENT..................................................24

18.      INCLUSION AND DELETION OF ADDITIONAL PARTIES AND SCHEDULED
         CABLES...............................................................24

19.      BASIS OF CABLESHIP'S COST ALLOCATION.................................25

20.      BASIS OF DEPOT COST ALLOCATION.......................................28

21.      BILLING, ACCOUNTING AND SETTLEMENT ARRANGEMENTS......................29

22.      RECORDS..............................................................32

23.      LIABILITY AND INDEMNITY..............................................32

24.      INSURANCE............................................................33

25.      FORCE MAJEURE........................................................33

26.      PREROGATIVES OF THE COMMANDER........................................35

27.      DISTRESS AND SALVAGE.................................................36

28.      LEGAL INTERPRETATION.................................................36

29.      ARBITRATION..........................................................36

30.      RELATIONSHIP OF THE PARTIES..........................................37

31.      STATUS OF CABLESHIPS AND ASSOCIATED FACILITIES.......................37

32.      AMENDMENTS...........................................................37

33.      ASSIGNMENT...........................................................37

34.      EXECUTION AND COUNTERPARTS...........................................37

35.      ENTIRE AGREEMENT.....................................................38

36.      HEADINGS.............................................................38

37.      REPRESENTATIVES AND CORRESPONDENCE...................................38

38.      NOTICES..............................................................38

39.      PUBLICITY............................................................38

40.      CONFIDENTIAL INFORMATION.............................................38

41.      PERFORMANCE OF AGREEMENT.............................................39

42.      INSOLVENCY...........................................................39

43.      TRANSFER OF RESPONSIBILITIES.........................................40

SCHEDULES

Al.      LIST OF PARTIES TO THIS AGREEMENT - MAINTENANCE AUTHORITIES

A2.      LIST OF PARTIES TO THIS AGREEMENT - FACILITY PROVIDERS

Bl.      LIST OF SCHEDULED CABLES

B2.      CENTRAL BILLING PARTIES

C.       CABLESHIP OPERATIONAL ALLOCATION DEFINING EACH CABLESHIP'S,
         NORMAL OPERATIONAL ZONE

Dl.      CABLESHIP RUNNING COSTS

D2.      CABLESHIP FIXED STANDING CHARGE ALLOCATION

El.      DEPOT COST DERIVATION

E2.      DEPOT -- CABLE STORAGE DATA

E3.      DEPOT COST ALLOCATION TO EACH SCHEDULED CABLE

E4.      DEPOT COST ALLOCATION TO MAINTENANCE AUTHORITIES

F.       PROFORMA DOCUMENT OF ACCESSION

G.       BASIC CABLESHIP TECHNICAL CRITERIA

H.       MANAGEMENT COMMITTEE -- TERMS OF REFERENCE

I.       PREVIOUS CABLESHIP AND DEPOT AGREEMENTS

J.       DEPOT TECHNICAL CRITERIA

K.       ALLOCATION OF COSTS OF ADDITIONAL SERVICES

L.       REPRESENTATIVES OF THE PARTIES AND MAILING ADDRESSES AND
         CONTACTS FOR FINANCIAL AND MAINTENANCE PURPOSES

This AGREEMENT entitled THE SOUTH EAST ASIA AND INDIAN OCEAN CABLE MAINTENANCE AGREEMENT made between and among the Parties listed in Schedules Al and A2 hereto.

WHEREAS:

(a) The Maintenance Authorities under various Construction and Maintenance Agreements are responsible for the maintenance and repair of the submersible plant of certain submarine telecommunications cable systems in the South East Asia and Indian Ocean areas.

(b) The Maintenance Authorities wish to have made available cableships and storage depots for the repair and maintenance and storage of such submarine telecommunication cable systems.

(c) ASEAN Cableship Private Limited a limited company having its registered office at 375 Tanjong Katong Road, Singapore 1543, Republic of Singapore and Cable and Wireless (Marine) Ltd. a limited company having its registered office at Mercury House, Theobalds Road, London WCI, in their separate capacities as Cableship Operators propose to make available two Cableships namely the C.S. Retriever and the C.S. Cable Enterprise respectively to the Maintenance Authorities for the repair and maintenance of such submarine telecommunications cables as are listed in Schedule B1 of this Agreement.

(d) Sembawang Cable Depot Private Limited owns and operates a cable depot located at Sembawang Singapore and proposes to make available the Cable Depot to the Maintenance Authorities for the storage of spare submersible plant for the repair and maintenance of such submarine telecommunications cable systems as are listed in Schedule B1 of this Agreement.

NOW THEREFORE the Parties hereto covenant and agree with each other as follows:

1.       DEFINITIONS

         In this Agreement the following terms shall have the meaning hereby assigned to them:

         (a)      "Cableship Operator"         means either ASEAN Cableship
                                               Private Ltd. or Cable and
                                               Wireless (Marine) Ltd. or both
                                               where the context so requires.



         (b)      "Cableship"                  means any Cableship provided by
                                               a Cableship Operator under this
                                               Agreement
                                               which is a vessel fully capable
                                               of and equipped as shown in
                                               Schedule G for the repair and
                                               maintenance of the Scheduled
                                               Cables, as shown in Schedule
                                               Bl, at the inception of this
                                               Agreement.

         (c)      "Chargeable Sheath Mileage"  means the sheath mileage of a
                                               Scheduled Cable adjusted in
                                               accordance with Schedule D2
                                               which unless otherwise agreed
                                               by the Management Committee is
                                               the method by which the
                                               Quarterly Net Chargeable Cost
                                               to the Maintenance Authorities
                                               is allocated.

         (d)      "Combined Manning"           means that each Cableship shall
                                               be on standby with a reduced
                                               level of officers and crew and
                                               that the Cableship Operators
                                               shall have agreed arrangements
                                               between themselves to bring the
                                               level of one or both Cableships
                                               up to a Fully Manned basis as
                                               required.

         (e)      "Depot"                      means the landbased storage
                                               facilities for Spare
                                               Submersible Plant.



         (f)      "Depot Owner"                means Sembawang Cable Depot
                                               Private Limited who currently
                                               own and operates a depot at
                                               Sembawang, Singapore and any
                                               other Depot Owner who may
                                               become Party to this Agreement
                                               in accordance with Clause 5(f)
                                               herein.

         (g)      "Facility oviders"           means any or all of the
                                               Cableship Operator(s) and Depot
                                               Owner(s) where the context so
                                               requires, as listed in Schedule
                                               A2.

         (h)      "Financial Year"             means consecutive twelve-month
                                               periods ending on the 31st of
                                               March of each year.



         (i)      "Fixed Standing Charges"     means the annual amount
                                               indicated in, or determined in
                                               accordance with Clause 19(a),
                                               19(b) and 19(c).

         (j)      "Full Manning"               means that each Cableship has a
                                               full complement of officers and
                                               crew at all times.

         (k)      "Fully Manned"               means that one or both of the
                                               two Cableships shall be brought
                                               up to a full complement of
                                               officers and crew from a
                                               Combined Manning level while on
                                               standby, or to undertake a
                                               repair and maintenance
                                               operation, or on charter.

         (l)      "LIBOR"                      means the London Interbank
                                               Offered Rate being the
                                               arithmetic mean, rounded to the
                                               nearest one-sixteenth, of the
                                               offered rates for ten million
                                               (10,000,000) United States
                                               Dollars quoted by the market of
                                               five (5) reference banks at
                                               11:00 am each working day. The
                                               banks are National Westminster,
                                               Bank of Tokyo, Deutsche Bank,
                                               Banque Nationale de Paris and
                                               Morgan Guaranty Trust.

         (m)      "Maintenance Authority"      means any Party or group of
                                               Parties, as listed in Schedule
                                               Al, primarily responsible for,
                                               or which acts as agent on
                                               behalf of other parties for,
                                               the repair and maintenance of a
                                               Scheduled Cable.

         (n)      "Management Committee"       means the committee formed by
                                               the Maintenance Authorities
                                               pursuant to Clause 4.

         (o)      "Normal Operational Zone"    means the area within the
                                               Operational Zone containing the
                                               Scheduled Cables for which a
                                               particular Cableship is
                                               primarily responsible, and
                                               hence normally the first
                                               choice, to effect repair and
                                               maintenance to such Scheduled
                                               Cables, as shown in Schedule C.

         (p)      "Operational Zone"           means the larger of the ocean
                                               areas bounded either by the
                                               Scheduled Cables or by the
                                               Great Circle Lines connecting
                                               Djibouti in
                                               the West, Perth in the South,
                                               Guam in the East, and Toucheng
                                               in the North.

         (q)      "Party"                      means a party to this Agreement
                                               as listed in Schedules Al and
                                               A2.

         (r)      "PIOCMA"                     means the agreement entitled
                                               "Mutual Assistance Agreement
                                               for Pacific and Indian Ocean
                                               Cable Maintenance" between the
                                               parties contained therein for
                                               mutual assistance arrangements
                                               between the maintenance zones
                                               of the Pacific Ocean and Indian
                                               Ocean regions.

         (s)      "PIOCMA Cables"              means cables under the PIOCMA
                                               for which the Maintenance
                                               Authorities have agreed that
                                               the Cableship Operators may
                                               repair and maintain in addition
                                               to the Scheduled Cables.

         (t)      "Quarterly Net Chargeable    means the quarterly amount
                  Cost"                        determined in accordance with
                                               Clause 19(d).

         (u)      "Running Costs"              means variable costs for a
                                               Cableship over and above the
                                               Fixed Standing Charge which are
                                               incurred in respect of repairs,
                                               maintenance, and other such
                                               operational circumstances as
                                               stipulated in this Agreement.

         (v)      "Scheduled Cable"            means any submarine
                                               telecommunications cable system
                                               or part thereof to be repaired
                                               and maintained under this
                                               Agreement and which is listed
                                               in Schedule Bl.

         (w)      "Spare Submersible Plant"    means the spare submarine
                                               cable, repeaters and equalisers
                                               and other associated spare
                                               submersible parts of a
                                               Scheduled Cable.

         (x)      "Submersible Plant"          means that part of a Scheduled
                                               Cable that is between and
                                               includes the respective beach
                                               joints of the terminal
                                               countries.

         (y)      "United Kingdom RPI"         means the United Kingdom Retail
                                               Price Index which is a monthly
                                               statistic officially published
                                               by the United Kingdom
                                               Government, which indicates on
                                               a weighted average price index
                                               basis the current overall rate
                                               of United Kingdom inflation.


Under this Agreement and where the context so requires the singular shall be taken to mean the plural and vice versa.

2.       PREVIOUS AGREEMENTS

         Prior to the effective Date of this Agreement pursuant to Clause 17 herein certain Parties hereto had rights and obligations under various existing cableship and depot agreements which are listed in Schedule I herein (called "Previous Agreements" for the purposes of this Clause). It is a condition precedent to the commencement of this Agreement that all Parties having rights and obligations under Previous Agreements shall relinquish the same and that this Agreement shall supersede the Previous Agreements Provided Always that such termination of the Previous Agreements shall not in any way prejudice any rights and remedies which may have accrued to any Party prior to the date of termination of such Previous Agreements.

3.       OBJECT

         The Maintenance Authorities hereby appoint, from the date specified in Clause 17 herein, each Cableship Operator to provide repair and maintenance facilities for the Submersible Plant by means of the Cableships, and the Depot Owner to provide storage facilities for the Spare Submersible Plant by means of the Depot, as defined in the appropriate Schedules for each facility.

4.       MANAGEMENT COMMITTEE

         The Maintenance Authorities shall form a Management Committee comprising one representative from each Maintenance Authority, and such Management Committee shall be governed by the terms of reference contained in Schedule H. The Facility Providers shall attend meetings of the Management Committee as reasonably required to do so by any Maintenance Authority.

5.       PROVISION OF CABLESHIPS AND DEPOT(S)

         (a) On and from the date specified in Clause 17 herein, the repair and maintenance of the Scheduled Cables shall be carried out by two Cableships, such Cableships being as specified in Schedule G hereto, namely:

                  (i)      The C.S. Retriever based in Singapore; and

                  (ii)     The C.S. Cable Enterprise based in Manila.

         (b) Spare Submersible Plant for the Scheduled Cables shall, from the effective date of this Agreement, be stored at a Depot provided under this Agreement located at Sembawang Singapore, other than that which may be on board the Cableships. Throughout the term of this Agreement Spare Submersible Plant may be stored at another Depot under this Agreement as the Parties may from time to time agree. Notwithstanding the foregoing some Spare Submersible Plant may be stored at alternative depots or locations not under this Agreement such as the Guam Depot.

         (c) Each Cableship Operator at the outset of this Agreement individually warrants, and will exercise due diligence throughout the term of this Agreement to ensure that the Cableship it provides under this Agreement is tight, staunch and strong and fit for telecommunications cable work and each Cableship Operator shall exercise due diligence to maintain its Cableship to ensure that it is equipped with the necessary gear to a standard to enable the Cableship Operator to fulfil its obligations under this Agreement. Each Cableship Operator shall ensure that when at sea its Cableship is furnished with a complete complement of suitably qualified and competent officers and seamen for the proper functioning of the Cableship so as to fulfil the Cableship Operator's obligations under this Agreement.

         (d) The Cableship Operators shall carry out repairs and maintenance work expeditiously and in accordance with internationally accepted standards. However, if, in the opinion of the Cableship Operator, a repair requires the use of equipment in addition to the Cableship's normal cable repairing gear, such additional equipment including but not limited to diving services, support vessels and/or a Remotely Controlled Submersible Vehicle (RCSV), then the Cableship Operator shall use reasonable endeavours to provide, with the consent of the Maintenance Authority responsible for a particular operation, such additional services and equipment as it deems necessary to enable it to carry out any such repair in an expeditious manner. The cost of such additional facilities shall be regarded as Running Costs and charged as follows:

                  (i) the cost of additional facilities provided directly in respect of a particular repair or maintenance operation shall be charged directly to that operation in accordance with Clause 19(g); and

                  (ii) any costs incurred in making such additional facilities generally available, including but not limited to annual retainers in respect of diving services and other equipment hire or depreciation charges, shall be allocated among all appropriate Scheduled Cables in accordance with Clause 19(1).

         (e) Each Cableship Operator shall ensure that its Cableship shall meet the technical criteria agreed between and amongst the Parties and attached hereto as Schedule G. Should any of the Maintenance Authorities require any improvements, modifications or additions to be carried out to the Cableships (including modification to the Cableships to deploy an RCSV) which are beyond the agreed technical criteria defined in Schedule G then such modifications or improvements shall be to the cost of those Maintenance Authorities and will be reflected in an increase to the Fixed Standing Charge. The nature and cost of such improvements and modifications and associated increase to the Fixed Standing Charge shall be subject to the prior agreement of the Management Committee and the Cableship Operator before such improvements and modifications are carried out.

         (f) For the duration of this Agreement additional facilities (in terms of cableships, depots and any other facilities) may be added to this Agreement by agreement amongst the Parties to this Agreement.

6.       USE OF CABLESHIPS

         (a) The Cableships shall be used primarily for the repair and maintenance of all the Scheduled Cables listed in Schedule Bl.

         (b) The Scheduled Cables applicable to each Cableship's Normal Operational Zone are listed in Schedule C.

         (c) It is recognised by the Parties hereto, being parties to the PIOCMA agreement, that the Cableship Operators may be requested from time to time to provide assistance to cable systems outside the Operational Zone. Therefore the Parties hereto agree that the Cableship Operators shall be at liberty to respond to requests for such assistance with the prior agreement of the chairman of the Management Committee.

         (d) The Cableship Operators shall actively seek to undertake other work on a charter basis within the Operational Zone, provided that within the applicable charter agreement there is a provision for the Cableship to be withdrawn, normally within 24 hours, so as to undertake a repair of a Scheduled Cable, if so required by the Maintenance Authority responsible and except as provided for in Clauses 6(e) and 6(f). The Cableship Operators shall advise the Management Committee promptly by telex of the duration and general location of such interruptable charter work.

         (e) The Cableship Operators may undertake other charter work, on a non-interruptable basis, for a period of up to three weeks within the Operational Zone provided that one Cableship will be available to fulfil the obligations of the Cableship Operators under this Agreement. The Cableship Operators shall advise the Management Committee promptly by telex of the nature and duration of such non-interruptable work.

         (f) If non-interruptable charter work within the Operational Zone pursuant to Clause 6(e) is in excess of three weeks the Cableship Operators shall seek the prior agreement of the Management Committee. The decision of the Management Committee shall be given by the chairman of the Management Committee to the Cableship Operators within 36 hours upon receipt of such application by the Cableship Operators to the chairman of the Management Committee.

         (g) During the term of this Agreement either or both of the Cableships may only be removed from the Operational Zone for Charter or PIOCMA work, with the prior agreement of the Management Committee, or due to Force Majeure as defined in Clause 25.

         (h) All charter work undertaken by the Cableships shall be subject to the Cableship Operator's charter terms and conditions relevant to that Cableship, as may be amended by the Cableship Operator from time to time, which amendments shall be agreed by the Management Committee.

         (i) The charter fees applicable to any charter under Clause 6(d), 6(e) and 6(f) and which, subject to Clause 6(j), the Cableship Operator shall be deemed to have received from the respective charterer shall comprise the following:

                  (i) the Fixed Standing Charge calculated on a daily basis in accordance with Clause 19(e)(i) which shall apply for the total period from the start of any unloading of Spare Submersible Plant necessary to allow the charter to proceed until the return of the Cableship to its base port.

                  (ii) an additional charge which shall be determined by the current market rate and agreed between the Cableship Operators and the chairman of the Management Committee and shall be allocated in accordance with Clause 19(d)(v).

                  (iii) a fixed charge which should be made up from the Running Costs incurred if Clause 7(g) is activated and the Transfer Costs incurred under Clause 20 (f), and which shall be allocated in accordance with Clause 19 (d)(viii).

         (j) A Cableship Operator may undertake charter work as described in this Clause at lower charter fees than that defined in Clause 6(i)(i) with the prior agreement of the Management Committee.

7.       OPERATION OF THE CABLESHIPS

         (a) The Cableship Operators hereto jointly agree that the CS Retriever and the CS Cable Enterprise may be operated on either a Combined Manning basis or on a Full Manning basis while on standby for repair and maintenance work as required by the Management Committee.

         (b) At the inception of this Agreement the Cableship Operators shall operate the CS Retriever and CS Cable Enterprise on a Combined Manning basis while the Cableships are on standby for repair and maintenance work.

         (c) At any time during the period of this Agreement the Management Committee may request the Cableship Operators to change-over from the Combined Manning arrangement to the Full Manning arrangement or from the Full Manning arrangement to the Combined Manning arrangement and the Cableship Operators shall comply accordingly subject to:

                  (i) the Management Committee giving a minimum notice of 6 months for such change-over from Combined Manning to Full Manning; and

                  (ii) the Management Committee giving a minimum notice of 12 months for such change-over from Full Manning to Combined Manning; and

                  (iii) a minimum duration of a manning arrangement of 2 years; and

                  (iv) any Running Costs or other payments incurred in the change-over to be to the cost of the Maintenance Authorities and charged in accordance with Clause 19(h).

         (d) Under the Full Manning arrangement each Cableship Operator shall ensure that its Cableship is operated in such a manner so as to be able to put to sea without undue delay and normally within 24 hours of receipt of notification from the appropriate Maintenance Authority that the Cableship's services are required in accordance with Clause 11 and except as provided for in Clause 15 and Clause 25 hereto.

         (e) Under the Combined Manning arrangement the Cableship Operators shall subject to Clause 7(f) ensure that the Cableships are operated in such a manner as for the first called of the Cableships to be able to put to sea without undue delay and normally within 24 hours of receipt of notification from the appropriate Maintenance Authority that the Cableship's services are required in accordance with Clause 11 except as provided for in Clause 15 and Clause 25 hereto.

         (f) Under the Combined Manning arrangement when one Cableship is already operationally engaged the Cableship Operator responsible for the Cableship remaining on standby shall ensure that it is operated in such a manner so as normally to be able to put to sea within 2 to 3 days of receipt of notification from the Maintenance Authority that the Cableship's services are required in accordance with Clause 11 and except as provided for in Clause 15 and Clause 25. Any Running Costs incurred in bringing the Cableships from a standby basis to a Fully Manned basis shall be allocated to the Scheduled Cables on the basis defined in Clause 19(h).

         (g) When under the Combined Manning arrangement one Cableship is operationally engaged, or is unavailable in accordance with Clause 15 and Clause 25, the Management Committee may require the Cableship Operator responsible for the Cableship on standby to temporarily bring that Cableship up to a Fully Manned level on the operational basis described in Clause 7(d) within 2 to 3 days of the receipt by the Cableship Operator of notice of such temporary requirement. The Running Costs associated with such a temporary Fully Manned level shall be charged to the Scheduled Cables on the basis defined in Clause 19(h). In the case of a charter or work under the PIOCMA the Running Costs shall be recovered in accordance with Clause 6(i)(iii).

         (h) The Cableship Operators may as considered necessary in consultation with the relevant Maintenance Authority and as circumstances so permit utilise additional officers and crew to supplement the Fully Manned Cableship in the circumstances of any anticipated long or difficult repair and maintenance operations. The costs associated with such supplementing of the Fully Manned Cableships shall be incurred as a Running Cost and allocated to the Scheduled Cable being repaired or maintained on the basis defined in Clause 19(g).

8.       USE AND OPERATION OF THE DEPOT(S)

         (a) The Depot(s) shall be used primarily for the storage of Spare Submersible Plant other than that which may be on board the Cableships.

         (b) Each Depot Owner at the outset of this Agreement individually warrants, and will exercise due diligence throughout the term of this Agreement to ensure that its Depot is fit for the storage of Spare Submersible Plant and shall exercise due diligence to maintain its Depot to ensure that it is equipped with the necessary gear and staffed with suitable personnel to enable the Depot Owner to fulfill its obligations under this Agreement.

         (c) Each Depot Owner shall at all times keep secure the Spare Submersible Plant and ensure that its Depot is maintained so as to preserve the Spare Submersible Plant, normal wear and tear and obsolescence excepted, in the highest state of operational readiness for use in the repair and maintenance of the Submersible Plant. Each Depot Owner shall ensure adequate provision and maintenance of all necessary equipment to enable expeditious transfer of the Spare Submersible Plant to and from a Cableship subject to the conditions of Clause 10 and except as provided for in Clause 25.

         (d) Each Depot Owner shall ensure that its Depot meets the relevant technical criteria agreed between and amongst the Parties and attached hereto as Schedule J.

                  Should the Maintenance Authorities require any improvements, modifications or additions to be carried out to the Depot which are beyond the technical criteria defined in Schedule J then such modifications, improvements, or additions shall be to the cost of the Maintenance Authorities and reflected in the Depot Capital Charge as defined in Schedule El. The nature and cost of such improvements, modifications or additions and the associated increase to the Depot's costs shall be subject to the prior agreement of the Management Committee and the Depot Owner before such improvements, modifications or additions are carried out.

         (e) in the event of circumstances beyond the Depot Owner's control forcing the closure of a Depot the Depot Owner concerned shall, if so required by the Management Committee, use reasonable endeavours to provide alternative storage facilities for the Spare Submersible Plant stored at its Depot subject at the time to the Parties reaching agreement as to the necessary financial arrangements, such agreement not to be unreasonably withheld.

9.       USE OF SPARE SUBMERSIBLE PLANT

         In order that repairs to the Scheduled Cables are carried out with the minimum of delay, any of the Spare Submersible Plant stored either on board a Cableship or in a Depot or both may be used with prior mutual agreement between the Maintenance Authority responsible for the said Spare Submersible Plant and the Maintenance Authority responsible for carrying out the repair work Provided Always That such Submersible Plant is considered by the Maintenance Authorities concerned to be technically compatible with the Scheduled Cable to be repaired. Upon completion of the repair the Cableship Operator shall promptly inform the Maintenance Authority concerned of the type and quantity of Spare Submersible Plant used and the Maintenance Authorities involved shall thereupon determine amongst themselves the consequential financial adjustments or replacement arrangements.

10.      TRANSFER OF SPARE SUBMERSIBLE PLANT

         (a) A Maintenance Authority shall be entitled to require that its Spare Submersible Plant be transferred to or from a vessel or depot not provided under this Agreement, provided that the said Maintenance Authority shall undertake to be absolutely responsible and liable unless otherwise agreed in advance with either the Depot Owner or Cableship Operator, or both, for the following:

                  (i) the berthing of any vessel so provided by the Maintenance Authority together with any port dues, pilotage, or any other levies and costs incurred by such transfer operation, and

                  (ii) the arrangement and payment of any labour, equipment, insurance costs, and any other handling charges to effect such transfer.

         (b) In the event of a transfer of any Spare Submersible Plant to or from a vessel or depot not provided under this Agreement, the Cableship Operator or the Depot Owner shall make available to the Maintenance Authority concerned or its duly authorised servants and/or agents any equipment and manpower to operate such equipment on board the Cableship or within the Depot, as appropriate for effecting such transfer between the Cableship or Depot and the said vessel or depot, providing such equipment and manpower supplied by the Cableship Operator or Depot Owner shall be under the sole control and direction of the Maintenance Authority and that the Maintenance Authority shall indemnify and hold harmless the Cableship Operator or the Depot Owner for any injury, loss and/or damage which may result from such transfer and in no event shall the Cableship Operator or Depot Owner be liable for any indirect or consequential loss. Notwithstanding that the Maintenance Authority shall direct and control the operation, the decision of the Commander of the Cableship shall be absolute in carrying out or not carrying out any directions if he considers that the carrying out of such directions concerning the Cableship would endanger the Cableship or the lives or safety of any person thereof.

11.      NOTIFICATION OF CABLESHIP REQUIREMENT

         (a) When the Cableship Operator receives notification from a Maintenance Authority that the services of the Cableship are required to repair or maintain any of the Scheduled Cables the Cableship Operator shall make arrangements for the despatch of the Cableship to the required place of operation without undue delay. In the case of a repair notification the Cableships shall be put to sea as set forth in Clause 7.

         (b) Repairs to the Scheduled Cables shall normally be effected by the Cableships in accordance with Schedule C. However, if at that time the relevant Cableship has already been assigned to another repair operation, the second Cableship will attend to the fault. In the event of the unavailability of the second Cableship or of a conflict on the assignment of the Cableships or on the sequence of the repair operations, the following shall apply:

                  (i) the Maintenance Authorities concerned and the Cableship Operators shall consult with one another with a view to agreeing which Cableship, including under the terms of the PIOCMA, should be assigned to which operation and the sequence of the operations.

                  (ii) if no agreement is reached repairs shall be effected within the Normal Operational Zone in the order of notification to the relevant Cableship Operator.

                  (iii) if a Cableship is on the repair ground and has already engaged a repair, such repair should be completed before assigning the Cableship to another operation.

         (c) The Cableships shall normally mutually support each other and the Maintenance Authorities hereto agree that if one Cableship is engaged on charter work then the second Cableship may be notified by the Maintenance Authority to attend the repair in the other Cableship's Normal Operational Zone thereby allowing the continuation of the said charter work, Provided Always That effective maintenance coverage of the Operational Zone is not considered by the Maintenance Authorities to be disadvantaged by the continuation of such charter work.

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



         (d) If at the time the notification described in Clause 11(a) is received the Cableship normally expected to repair and maintain that particular Scheduled Cable is engaged in charter work of the interruptable nature referred to in Clause 6(d) then such charter work shall be stopped, if so required by the Maintenance Authorities, in accordance with the aforesaid charter agreement interruption provision upon receipt of notification to enable the Cableship to be diverted to repair the Scheduled Cable.

         (e) For the purposes of notification each Cableship Operator shall appoint a representative to whom notification should be sent.

12.      PLANNING AND DIRECTION

         (a) The Maintenance Authority requiring any repair or maintenance work to be carried out may elect to be responsible for planning and directing that repair or maintenance operation which shall be performed by the personnel of the Cableship under the control and supervision of the Commander of the Cableship in accordance with the Cableship Operator's "Cable Working Procedures" or "Standing Instructions" as may be amended from time to time by the Cableship Operator. Such amendments shall be approved by the Management Committee. If the Maintenance Authority does not so elect to be responsible then the Cableship Operator shall be responsible for the planning and direction of the cable repair or maintenance operation. In all cases the Maintenance Authority shall make available to the Cableship Operator the necessary technical information required for repairs and maintenance to be carried out to the appropriate Scheduled Cable.

         (b) The Cableship Operators hereby agree that any Maintenance Authority who elects to be responsible for planning and directing any particular repair and maintenance work or for purposes of observing the operation shall have the right to have representatives on board the Cableship during the relevant cable operations. The number of representatives shall be subject to accommodation availability.

         (c) The Maintenance Authorities shall appoint one of the authorised representatives, should more than one be carried, as a "Senior Representative". The Senior Representative shall be responsible for planning and directing the repair or maintenance operation, pursuant to Clause 12(a) above.

         (d) Notwithstanding Clause 12 (a), (b) and (c) above, the decision of the Commander shall be final in carrying out or not carrying out any directions or plans issued by the Senior Representative if the Commander considers that the carrying out of such instructions would endanger the Cableship or the lives or safety of any person thereof.

13.      CABLESHIP BASE PORT

         (a) At the inception of this Agreement the C.S. Retriever and the C.S. Cable Enterprise shall be based, while on standby for repair and maintenance, at the ports of Singapore and Manila respectively.

         (b) Should the Management Committee require at some stage during the term of this Agreement a Cableship base port to be changed in order to provide more efficient maintenance coverage of the Scheduled Cables then the Cableship Operator shall implement the necessary change subject to the prior agreement of the Cableship Operator(s) involved and subject to Clause 26(a). Any costs incurred as a result of the necessary change of base port shall be borne by the Maintenance Authorities and allocated to the Maintenance Authorities in proportion to each Scheduled Cable's Chargeable Sheath Mileage in accordance with Schedule D2.


14.      CLEARANCES

         (a) The Cableship Operators shall inform themselves as to the laws and regulations pertaining to the maritime waters in which they are required to operate. The Maintenance Authorities will assist the Cableship Operators where possible by bringing to the attention of the Cableship Operators changes in legislation of which they may from time to time become aware. The Cableship Operators shall initiate procedures and the relevant Maintenance Authorities and the Cableship Operators shall jointly be responsible for obtaining all the necessary clearances, permits and authorisations in the maritime waters where the work is to be carried out and all other relevant clearances to ensure the smooth implementation and successful completion of repair and maintenance operations.

         (b) No Party shall incur any liability to any other Party in the event of clearances being delayed or refused due to reasons beyond the control of any Party as defined in Clause 25.

15.      PERIODS OF CABLESHIP UNAVAILABILITY

         (a) A Cableship will be considered temporarily unavailable for the repair and maintenance of the Scheduled Cables in the following circumstances:

                  (i)      when the Cableship undergoes periodic refits, or

                  (ii) when the Cableship undergoes any modification or alteration, or

                  (iii) if at any time the Cableship is unable to function due to damage or breakdown and requires a period of repair, or

                  (iv) if at any time the Cableship for reasons other than as stated above or for reasons of Force Majeure as defined in Clause 25 becomes unavailable other than as a total loss or constructive total loss.

                  Upon the occurrence of any of the above events the appropriate Cableship Operator shall notify the chairman of the Management Committee promptly and in writing of the expected period of unavailability of that Cableship.

         (b) If a Cableship becomes a total loss or a constructive total loss the Cableship Operators shall notify the chairman of the Management Committee and, if required by the Management Committee, use reasonable endeavours to provide a substitute Cableship subject to terms and conditions to be proposed by the Cableship Operator.

         (c) If a Cableship is damaged to such an extent as to have to undergo repairs that cause the Cableship to be unavailable for a period exceeding 120 days in any one instance then the Fixed Standing Charge for that Cableship shall be abated for the duration of the period of unavailability beyond the first 120 days.

16.      MUTUAL SUPPORT COVENANT

         (a) For the purposes of this Agreement both Cableship Operators mutually covenant that both the Cableships shall be mutually supporting, and they shall use reasonable endeavours to ensure that the Operational Zone is covered by at least one Cableship and accordingly:

                  (i) the Cableships shall undergo normal refit at different times, and

                  (ii) if one Cableship requires repairs or becomes a total loss or a constructive total loss the remaining Cableship shall cover the Operational Zone, where practicable, on a temporary basis.

                  The Cableship Operators agree that in the fulfilment of the mutual support covenant they will maintain any of the Scheduled Cables within the overall Operational Zone if so required by the Maintenance Authorities.

         (b) In the event that either Cableship is unavailable for any reason the Management Committee shall consider implementing arrangements under the terms of the PIOCMA.

         (c) The Cableship Operators agree that if one Cableship is engaged in refit and in such circumstances the Cableship is reasonably deemed by the Management Committee to be urgently required due to an emergency requirement involving coincident faults then the Cableship Operator will disengage the required Cableship, from refit as soon as considered possible. Nothing in this Clause shall be construed as requiring a Cableship Operator to operate a Cableship out of classification in any respect or if in the Commander's sole discretion the safety of the Cableship and its personnel might be jeopardised by such operation. The costs associated with disengaging the Cableship from the refit shall be included as Running Costs for that Cableship, and allocated to the Scheduled Cables in accordance with Clause 19(h).

17.      PERIOD OF AGREEMENT

         This Agreement shall become effective on the first day of June, 1986 and shall expire after a period of ten (10) years but may continue beyond that date by agreement amongst the Parties.

18.      INCLUSION AND DELETION OF ADDITIONAL PARTIES AND SCHEDULED
         CABLES

         (a) Where any maintenance authority assumes the maintenance responsibility for any cable system, or part thereof within the Operational Zone, and if that maintenance authority is not a Party to this Agreement then that maintenance authority may, with the prior written agreement of all the Parties hereto and in recognition of the mutual benefits to be obtained, be entered as a Maintenance Authority under this Agreement for the balance of the term of the Agreement by means of a Document of Accession, as set forth in Schedule F, and hence upon the coming into force of such document shall be entered into Schedule Al.

         (b) Subject to the prior agreement of the Parties, when a Maintenance Authority assumes responsibility for any cable system, or part thereof, it shall be entered into Schedule BI and hence become a Scheduled Cable; other appropriate Schedules shall be amended accordingly.

         (c) A Scheduled Cable may be removed from this Agreement in the event of that cable being taken out of service.

         (d) For the duration of this Agreement a Maintenance Authority shall have the right to implement an early withdrawal of a Scheduled Cable from the Agreement Provided Always That the Maintenance Authority shall give a minimum of TWO YEARS NOTICE of such withdrawal to the other Parties hereto and save that a Maintenance Authority may not issue such a notice until this Agreement has been in force for three years.

         (e) In the case of Clause 18(a), agreement shall be obtained from the Parties as follows:

                  (i) notification to the Parties of the proposed change by telex.

                  (ii) upon the expiration of thirty (30) days from the date of such notification and, except in the event of any Party advising any objections in writing or by telex during such notice period the relevant Schedules shall be amended and a Document of Accession shall be executed as set forth in Schedule F. All revised Schedules and, where appropriate, certified copies of the Document of Accession shall be distributed to each of the Parties.

                  (iii) in the event that a Party objects in accordance with Clause 18(e)(ii) above the Parties shall consult each other to ascertain what action should be taken.

         (f) The Management Committee shall be responsible for administering the implementation of this Clause on behalf of the Parties.

19.      BASIS OF CABLESHIP'S COST ALLOCATION

         (a) The respective costs of each Cableship shall comprise Fixed Standing Charges and Running Costs. Running Costs incurred are calculated in accordance with Schedule Dl. The Fixed Standing Charges for the first three Financial Years of this Agreement shall be as shown below:

         ***

         (b) At the end of the first Financial Year of this Agreement each Cableship Operator shall advise the Maintenance Authorities of the Fixed Standing Charge for the fourth Financial Year of the Agreement. At the end of the second and each subsequent Financial Year thereafter each Cableship Operator shall advise the Maintenance Authorities of the Fixed Standing Charge for the next unpriced

                  Financial Year, namely the third Financial Year forward, and this method of Cableship pricing shall be maintained throughout the term of the Agreement.

         (c) Each successive Financial Year's Fixed Standing Charge advised under Clause 19(b) shall not constitute an increase of more than ***. If a Cableship Operator requires an increase to the annual maintenance and refit element in the Fixed Standing Charge in excess of the foregoing then the Cableship Operator shall submit details of such increase for the consideration of the Management Committee.

         (d) The Quarterly Net Chargeable Cost shall be one quarter of the annual Fixed Standing Charges which are abated or adjusted as appropriate by any sums received or paid by the Cableship Operator during the previous quarter in respect of:

                  (i) amounts receivable by the Cableship Operator after the deduction of all Running Costs incurred in respect of repair and maintenance services to PIOCMA Cables in accordance with Clause 6(c);

                  (ii) the charter fees defined in Clause 6(i) (i), excepting the circumstances defined in Clauses 6(j) and 19(d) (vi);

                  (iii) one half of any surplus remaining f rom the sum or sums received or recovered by the respective Cableship Operator in respect of any salvage or assistance to other vessels given by the Cableship during the course of this Agreement. Such surplus shall be the total sum received less the proportion due to the Commander and crew, all legal costs, Running Costs, any other costs associated with the salvage or assistance and, should at such time the Cableship be on charter work as agreed under Clause 6, any share due to the charter party in the manner described in the Cableship Operator's charter terms and conditions,

                  (iv)     any revenue other than;

                           a) amounts that are otherwise due under this Agreement and,

                           b)       receipts arising from insurance claims,

                                    accruing in respect of the Cableship during any period of temporary unavailability as described in Clause 15(a);

                  (v) one half of any additional charge applied in accordance with Clause 6(i)(ii);

                  (vi) the entire charter fees, after the deduction of all Running Costs incurred by the Cableship Operator, accruing in respect of any period that the Cableships are engaged in charter work where the Management Committee has agreed in accordance with Clause 6(j) to charter fees that are less than the charges defined in Clause 6 (i)(i);

                  (vii) the Fixed Standing Charge for periods in excess. of 120 days when a Cableship is unavailable in accordance with Clause 15(c);

                  (viii) amounts receivable from a charter in accordance with Clause 6(i)(iii).

         (e) Fixed Standing Charges applicable to periods of time in respect of;

                  (i) Clause 6(d), 6(e) and 6(f) shall be determined on a daily basis by dividing the annual Fixed Standing Charge of the Cableship by a figure of 335.

                  (ii) Clause 19(d)(vii) shall be determined by dividing the annual Fixed Standing Charge of the Cableship by a figure of 365.

         (f) The Quarterly Net Chargeable Cost for each Cableship shall be allocated to the Maintenance Authorities in proportion to each Scheduled Cable's Chargeable Sheath Mileage during the quarter in accordance with Schedule D2 at all times (including repair and maintenance operations);

         (g) The Running Costs of a Cableship for the entire duration that such Cableship is engaged in any repair or maintenance operation on a Scheduled Cable or PIOCKA cable, including passage time, shall be allocated entirely to the Scheduled Cable or PIOCMA cable involved;

         (h) Running Costs incurred in respect of Clauses 7(c), 7(f), 7(g) and 16(c) shall be allocated amongst the Maintenance Authorities responsible for the Scheduled Cables in proportion to each Scheduled Cable's Chargeable Sheath Mileage in accordance with Schedule D2 or in accordance with the provisions of the PIOCMA if applicable;

         (i) In the event of any Cableship being engaged in multiple work operations, the Running Costs for the passage time before such work starts on the first operation, the time spent in passage between the end of each completed operation and the start of the next operation, and the time spent in passage from the end of the last operation in the series of operations to the arrival of the Cableship at its base port, shall be aggregated and shared to the operations in proportion to the distance of each operation from the Cableship's base port;

         (j) The Running Costs of the Cableship for the entire periods when engaged in charter work (including the Running Costs of bringing the chartered Cableship up to a Fully Manned level from a Combined Manning level) shall be borne wholly by such charter work;

         (k) The Running Costs of the Cableships for the duration of any period when engaged in cable working exercises shall be allocated between Scheduled Cables in proportion to their Chargeable Sheath Mileage in accordance with Schedule D2.

         (l) The Running Costs identified in Clause 5(d)(ii) in respect of the provision of additional facilities shall be allocated on the basis identified in Schedule K amoung the Scheduled Cables having been agreed as requiring the availability of such additional facilities.

         (m) Any amounts paid by the Cableship Operator In respect of services provided to a Scheduled Cable by other cableships under the provisions of the PIOCMA shall be allocated and billed to Maintenance Authorities by the Cableship Operator as a part of and in accordance with the cost sharing and payment provisions of this Agreement.

20.      BASIS OF DEPOT COST ALLOCATION

         (a) The operational costs of the Depot shall be specified as Storage Costs and Transfer Costs which are both defined in Schedule El.

         (b) Storage costs shall be allocated to Scheduled Cables in the same proportion as the volume of spare cable of each Scheduled Cable stored collectively in the Depot(s) and on board the Cableships provided in accordance with Clause 5, to the total volume of all spare cable belonging to the Scheduled Cables being stored therein. Schedule E2 gives data for each type of cable and Schedule E3 shows the volume of spare cable of the Scheduled Cables which utilise the storage facilities of the Depot and Cableships. Schedule E4 shows the derived percentage allocation of the Storage Costs to be allocated to each Maintenance Authority at the commencement of this Agreement. Schedules E2, E3 and E4 will be revised from time to time by the Depot Owner in consultation with the Cableship Operators during the term of this Agreement to reflect changes in spare cable storage.

         (c) The Cableship Operators shall supply the Depot Owner(s) with details of the volume of spare cable of each Scheduled Cable stored on board the Cableships within 14 days of being so requested by a Depot Owner.

         (d) In the event of additional storage facilities being provided in accordance with Clause 5 each Depot Owner will supply the other Depot Owner with details of the volume of spare cable of each Scheduled Cable stored in their respective Depot(s), within 14 days of being so requested by the other Depot Owner.

         (e) Transfer Costs shall with the exception of Clause 20(f) be borne by and charged to the Maintenance Authorities for which transfer work is undertaken.

         (f) Where Transfer Costs are incurred in respect of either a charter for the Cableship, or undertaking PIOCMA work pursuant to Clause 6, such Transfer Costs shall be borne by the Maintenance Authorities in proportion to each Scheduled Cable's Chargeable Sheath Mileage as defined in Schedule D2.

21.      BILLING, ACCOUNTING AND SETTLEMENT ARRANGEMENTS

         (a) During the quarter preceding each Financial Year each Depot Owner(s) shall supply the Maintenance Authorities with an estimate of the annual Storage Costs for that Financial Year. These estimates shall be presented in the detailed categories set out in Schedule El. Billing of Storage Costs during the course of the Financial Year shall be submitted on a quarterly basis and based on such estimates.

         (b) Bills in respect of the Quarterly Net Chargeable Cost of the Cableships, and the Storage Costs in respect of the Depot(s) shall be submitted by each Facility Provider 15 days prior to the first day of the quarter in which they apply.

         (c) The Cableship, Operator(s) shall as necessary submit a final billing after the completion of each Financial Year as soon as the Quarterly Net Chargeable Costs for that Financial Year are known. This final billing shall comprise the final retrospective adjustments to the amounts billed in accordance with Clause 19(d) and such adjustments shall be included and settled as a part of the next billing submission to the Maintenance Authorities.

         (d) The Depot Owner(s) shall submit a final billing after the completion of each Financial Year as soon as the annual Storage Costs are known This final billing shall comprise the final retrospective adjustments to the amounts billed in accordance with Clause 20 and such adjustments shall be included and settled as a part of the next billing submission to the Maintenance Authorities.

         (e) Bills in respect of Running Costs and Transfer Costs shall be submitted on a monthly basis in arrears and include actual costs as they become known.

         (f) Schedule Bl identifies the Maintenance Authorities responsible and individually liable for the payment of any amounts due under this Agreement in respect of each Scheduled Cable. Bills shall detail the amount payable for each Scheduled Cable and for this purpose Schedules D2 (Page 2) and E3 summarise respectively the total billing allocation of Cableship Quarterly Net Chargeable Costs and annual Storage Charges respectively to each Scheduled Cable. Schedule D2 (Page 4) and Schedule E4 (Page 1) show the allocated billing of Quarterly Net Chargeable Cost and Storage Charges respectively as derived after application of Central Billing parties in accordance with Clause 21(j).

         (g) All bills shall be submitted and paid in the currency of issue which shall be UK pounds sterling or Singapore dollars. All bills shall be paid within sixty (60) days of the date of receipt of such bills by the relevant Maintenance Authority or the appropriate Central Billing party. In this respect, the Cableship Operators and the Depot Owner(s) shall provide to the relevant Maintenance Authority or Central Billing party by telex, or like means of communication, advice of the date of despatch of all bills being submitted under this Agreement. Within ten (10) days of such advice of the date of despatch of a bill, the relevant Maintenance Authority or Central Billing party shall advise by telex the Party issuing the bill of its receipt or non-receipt. Should the Maintenance Authority or Central Billing party fail to provide such advice, the bill shall be deemed to have been received on the tenth day after the date of advice of despatch as above.

         (h) The Cableship Operators and the Depot Owner respectively shall be entitled to charge interest at a rate of 3 percentage points per annum greater than the LIBOR effective on the date of issuing of the bill for such interest for each billing period. Interest will be charged on this basis for the period that payment of any bill remains overdue after the date defined by Clause 21(g) or 21(l). Such interest shall be calculated on a simple interest basis and become payable immediately on demand. Unless otherwise agreed by the respective Cableship Operator or Depot Owner all interest charges under this Clause shall be billed directly to the Maintenance Authorities, as indicated in Schedule Bl, responsible for payments under this Agreement or to the appropriate Central Billing party if the Central Billing party is a Party to this Agreement.

         (i) Should any bill or part thereof be under dispute as to its correctness, then interest as defined in Clause 21(h) shall not apply provided that;

                  (i) before the due date for payment the Cableship Operator and Depot Owner(s) are advised by telex or like means of communication of the amount in dispute and the nature of that dispute; and

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



                  (ii) where the matter under dispute represents less than twenty (20) percent of the total amount billed, an interim payment of at least eighty (80) percent of the total bill has been made. In this respect, the Cableship Owner and Depot Owner(s) shall, if requested by an appropriate Maintenance Authority within 14 days of receipt of the bill in dispute, issue a replacement bill omitting the amount in dispute, such replacement bill shall become due for payment in accordance with Clause 21(g). The amount in dispute shall be investigated and after any necessary corrections shall be re-issued;

                  Notwithstanding the foregoing, in the event that on investigation the disputed bill or part thereof is found to be correct, then the Maintenance Authorities shall pay interest on the unpaid part from the day after the due date for payment of the disputed bill in accordance with Clause 21(h) above.

         (j) Recognising that some Maintenance Authorities within various construction and maintenance agreements have appointed a Central Billing party in respect of their Scheduled Cables, the Cableship Operators and Depot Owner(s) respectively shall forward the original invoice to that Central Billing party for payment. Information copies of bills shall be forwarded at the same time to all the relevant Maintenance Authorities. The Central Billing parties appropriate to Scheduled Cables under this Agreement are indicated in Schedule B2.

         (k) Notwithstanding Clause 21(j) the respective Maintenance Authorities shall remain responsible and individually liable for all payments due by them under this Agreement and as indicated in Schedule Bl.

         (l) Any amount billed to but not paid by an appointed Central Billing party before the expiry of thirty (30) days after its due date for payment in accordance with Clause 21(g) may be re-billed by the respective Facility Provider to the Maintenance Authorities responsible for payment in accordance with Schedule Bl. Such rebilled amounts shall become due for payment within 7 days of receipt by the Maintenance Authority. Any re-billed amount not paid within 7 days shall accrue interest in accordance with Clause 21(h).

22.      RECORDS

         (a) The Facility Providers shall as appropriate keep for a period of not less than six years from the date of issue, such records, vouchers, accounts, or reproduction thereof in whatever form, of all costs incurred in connection with the Cableship Running Costs, and the Storage Costs and Transfer Costs of the Depot(s) to support their billing or derived settlements of such costs to and amongst the

                  Maintenance Authorities and shall make such records, vouchers, and accounts available at all reasonable times for inspection by the Maintenance Authorities.

         (b) The Cableship Operator shall keep repair and maintenance records relating to Scheduled Cables for a period of not less than six years from the date of issue of such records and the Maintenance Authorities shall have a right to obtain copies of such records upon request.

         (c) After each repair operation the Cableship Operator shall forward to the relevant Maintenance Authority a report on the repair work which shall include a schedule of events, electrical data and diagrams and charts of the operation.

23.      LIABILITY AND INDEMNITY

         (a) For the purposes of this Clause the reference to Owner shall refer to either the Cableship Operator or Depot Owner or both concerned when a claim or liability arises under the terms of the Agreement. In no event shall there be joint liability between any Cableship Operator or Depot Owner unless otherwise agreed in writing between or amongst them.

         (b) Each Owner shall be liable for all direct damages to persons or property arising in the discharge of its obligations under the Agreement to the extent that such damages have resulted from the intentional or negligent acts or omissions of the Owner, its agents or employees. The Owner shall indemnify and hold harmless the Maintenance Authority concerned against all claims, actions, demands or judgments for such direct damages.

         (c) Each Owner shall be liable for injury or damages to persons or property sustained by its employees or agents in the course of their employment or agency to the extent that such injury or damages are not caused by negligence or intentional acts of a Maintenance Authority and to that extent the said Owner will indemnify and hold harmless the Maintenance Authority against all claims, actions, demands, or judgments for damages by employees or agents of the Owner except to the extent that such claims, actions, demands and judgments arise out of the negligence or intentional acts of a Maintenance Authority.

         (d) Each Maintenance Authority shall be liable for all direct damages to persons or property arising in the discharge of its obligations under the Agreement to the extent that such damages have resulted from the intentional or negligent acts or omissions of the Maintenance Authority, its agents or employees. The Maintenance Authorities shall indemnify and hold harmless the Owner concerned against all claims, actions, demands or judgments for such direct damages.

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


         (e) Except as stated in Clauses 23 (a), (b), (c) and (d) no Owner or Maintenance Authority shall be liable for any other damages suffered by the other nor shall either or any of them be required to indemnify or hold harmless the other against claims made by any person or entity against either or any of them for damages arising from the acts or omissions of either or any of them in the discharge of their respective obligations under this Agreement.

24.      INSURANCE

         (a) The Cableship Operators and Depot Owner(s) respectively shall be responsible for obtaining their necessary insurance coverage as specified in Schedules Dl and El respectively.

         (b) if requested by a Maintenance Authority the Facility Providers shall provide individually and on a confidential basis to that Maintenance Authority copies of relevant insurance policies and, if applicable, copies of the booklet giving details of the Protection and Indemnity cover and proper evidence of the payment of all premiums.

25.      FORCE MAJEURE

         (a) Neither the Cableship Operators, nor the Depot Owner(s) shall be liable for any inability or delay in carrying out work on the Scheduled Cables if prevented from doing so for reasons beyond their reasonable control.

         (b) In particular neither the Cableship Operators nor the Depot Owner(s) shall be liable for any delay or failure to carry out their duties and obligations hereunder arising or resulting from:

         - Fire, unless caused by the actual fault or privity of a Cableship Operator or Depot Owner or both.

         - Perils, dangers, and accidents of the sea or other navigable waters.

         -        Act of God.

         -        Act of War.

         -        Act of public enemies.

         - Arrest or restraint of princes, rulers or people, or seizure under legal process.

         -        Quarantine restrictions.

         - Act or omission of the Maintenance Authority, his agent or the Maintenance Authority's authorised representative(s).

         - Strikes or lockouts or stoppage or restraint of labour from whatever cause, whether partial or general.

         -        Riots and civil commotions.

         - Saving or attempting to save life or property at sea or to take aboard or land refugees.

         - Loss or damage arising from Inherent defect, quality or vice of the Maintenance Authority's plant and equipment.

         -        Latent defects not discoverable by due diligence.

         -        Pirates or assailing thieves.

         -        Adverse weather conditions.

26.      PREROGATIVES OF THE COMMANDER

         (a) The Cableships shall not be obliged to proceed to, nor remain at, or enter any port or place which is, or which is considered by the Commander or the Cableship Operator in his or its discretion to be dangerous by reason of fever, epidemics, ice, blockade, war, hostilities, warlike operations, civil war, civil commotions, revolutions, operation of law or any other reason considered by the Commander or the Cableship Operator in his or its discretion to be dangerous, or to which the Cableships are prohibited from going by the government of the nation under whose flag the Cableship sails, or by any other government. In the event that a Cableship is ordered to such a port or place the Cableship Operator shall seek instructions from the Maintenance Authorities as to an alternative port or place. The Cableship Operator shall also be entitled to charge any expenses incurred in proceeding thereto as a Running Cost to the Maintenance Authority concerned in accordance with Clause 19.

         (b) The Cableships shall not be obliged to force ice. If on account of ice the Commander considers it dangerous to remain at a port or place for fear of the

                  Cableships being frozen in and/or damaged, he has liberty to sail to a convenient open place and await new instructions.

         (c) The Commander shall have liberty to comply with any orders or directions as to departure, arrival, routes, ports of call, stoppages, destination, delivery or otherwise, howsoever given, by the government of the nation under whose flag the Cableship sails or any department thereof, or by any other government or any department thereof, or any person acting or purporting to act with the authority of any such government or any department thereof or by any committee or person having, under the terms of the war risk insurance on the Cableship, the right to give such orders or directions and if by reason of and in compliance with any such orders or directions anything is done or is not done, the same shall not be deemed a deviation, and performance in accordance with such orders or directions shall be a fulfilment of this Agreement.

         (d) The Cableship Operator agrees where possible to use its reasonable endeavours to ensure that the duration of any deviation or detention under Clauses 26(a) and (b) and (c) are kept to a minimum. The costs of such deviations or detentions shall be charged as Running Costs to the relevant Maintenance Authority in accordance with Clause 19.

27.      DISTRESS AND SALVAGE

         (a) At all times during the term of this Agreement the Cableships shall have liberty to sail with or without pilots, to tow or be towed, deviate to assist vessels in distress, or to deviate for the purpose of saving life or property, to take aboard carry and land refugees, to secure medical attention for any person onboard suffering from accident or illness, to deviate for reason of bad weather, to call at any ports for fuel or other supplies, or for any other valid or customary cause. The Management Committee shall be advised as soon as possible of any of these causes.

         (b) The Cableship Operators shall be at liberty to engage in salvage without the written consent of the Maintenance Authorities. All salvage money earned by the Cableships shall be divided equally between the Cableship Operator and the Maintenance Authorities after deducting the Cableship Operator's Commander's, Pilot's, Officer's and Crew's share, legal expenses, Fixed Standing Charges and Running Costs during the time lost, repairs to damage if any and any other loss or expense sustained as a result of the salvage. The Maintenance Authorities shall be bound by any measure taken by the Cableship Operator in order to secure payment of salvage and to fix its amount.

28.      LEGAL INTERPRETATION

         This Agreement shall in all respects be governed by and be construed in accordance with the laws of England.

29.      ARBITRATION

         (a) All disputes arising in connection with this Agreement and which cannot be settled to the mutual satisfaction of the Parties shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.

         (b) Notwithstanding Clause 29(a), if there is no unanimous agreement by all the Parties to have the dispute heard before an arbitrator in accordance with Clause 29(a), the dispute shall be heard before a court of Law in accordance with Clause 28.

         (c) The performance of this Agreement by the Parties shall continue during such arbitration or legal proceedings.

30.      RELATIONSHIP OF THE PARTIES

         The relationship between or amongst the Parties shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership between them, and the common enterprise amongst the Parties shall be limited to the express provisions of this Agreement.

31.      STATUS OF CABLESHIPS AND ASSOCIATED FACILITIES

         Nothing herein shall be construed as a demise or charter of a Cableship to any of the Parties.

32.      AMENDMENTS

         (a) This Agreement and any of the provisions herein, unless as expressly provided for herein, may only be altered or added to in writing signed by a duly authorised person on behalf of each Party.

         (b) Except as otherwise provided for herein Schedules may be amended subject to agreement by telex between and amongst all the Parties.

33.      ASSIGNMENT

         No Party shall, without the written consent of all the other Parties, which consent shall not be unreasonably withheld, sell, transfer or dispose of its rights or obligations under this Agreement except to a statutory successor of the same.

34.      EXECUTION AND COUNTERPARTS

         This Agreement shall be executed in 16 (sixteen) counterparts in the English language and each counterpart when delivered shall be considered an original. New Maintenance Authorities shall be added to this Agreement by means of a Document of Accession as set forth in Schedule F and the Document of Accession shall for each such addition be executed in two counterparts in the English language and certified copies shall be delivered to all the Parties.

35.      ENTIRE AGREEMENT

         This Agreement together with the Schedules hereto constitute the entire agreement between the Parties in relation to its subject matter. All references to the Party(ies), Clause(s) and Schedule(s) refer to the Party(ies), Clause(s) and Schedule(s) under this Agreement. In addition, and where the context requires, the singular shall be taken to mean the plural and the plural shall be taken to mean the singular.

36.      HEADINGS

         For the purposes of interpretation of this Agreement and Schedules all headings thereof shall be deemed not to form part of this Agreement.

37.      REPRESENTATIVES AND CORRESPONDENCE

         The Parties shall inform each other of their representatives for the purpose of correspondence between the Parties.

38.      NOTICES

         (a) Any notice or consent required or permitted hereunder shall be given in writing or confirmed in writing as the context so requires and shall be deemed to be duly given if deposited by hand at, or despatched by airmail of the most expeditious class or by telex or electronic mail addressed to, the last known registered office of the Party to whom it is addressed.

         (b) Unless it is expressly provided for herein or otherwise agreed any such notice or consent shall be deemed to be served ten days from the date of despatch.

39.      PUBLICITY

         Any publicity or news releases regarding this Agreement shall not br issued or published without the prior agreement of the Parties.

40.      CONFIDENTIAL INFORMATION

         All Parties to this Agreement shall treat as confidential any information arising from and in connection with this Agreement and shall not divulge or turn to account any information oral or written to a third party without the prior written agreement of all Parties.

41.      PERFORMANCE OF AGREEMENT

         The performance of this Agreement by the Parties hereto shall be contingent upon either:

                  (i)      the continued operation of at least one Scheduled
                           Cable;

                  or

                  (ii)     the necessary government approvals.

42.      INSOLVENCY

         Upon the happening of each or any of the following events:

                  (i) if, except for the purposes of re-organisation, any Party is wound up or a petition is presented or an order is made or a resolution is passed for the winding up of any Party or a meeting is convened for the purpose of considering any such resolution;

                  (ii) if any Party is placed under official management, that is, if pursuant to a resolution of creditors or members of that Party or an order of a court a person is appointed to take custody of all or part of the property of that Party and to conduct its business and manage its affairs and comply with the legalisation in respect of companies applicable in the place where he is so appointed, or if any Party causes a meeting of its members or creditors to be summoned for the purpose of placing it under official management;

                  (iii) if any Party makes default under any charge or security in favour of any creditor of that Party;

                  (iv) if any indebtedness of any Party becomes due and payable prior to the stated maturity thereof as a result of a default or is not paid upon the maturity thereof;

                  (v) if an inspector of all or any part of the affairs of any Party is appointed pursuant to the legislation in respect of companies applicable in the place of incorporation of that Party or in a place where that Party carries on business;

                  (vi) if a compromise or arrangement is proposed between any Party and its creditors or any class of them or if an application is made to a court for an order summoning a meeting of creditors or any class of them of any Party;

                  then any Party affected by each or any of the above listed events shall immediately inform all the other Parties thereof, and all the Parties shall then consult to decide what further action is necessary.

43.      TRANSFER OF RESPONSIBILITIES

         (a) In the case of any of the events in Clause 42 occurring to ASEAN Cableship Private Limited which consequently require ASEAN Cableship Private Limited to withdraw from this Agreement, Cable and Wireless (Marine) Limited undertake to provide the repair and maintenance responsibilities of the Cableship Retriever under the terms and conditions of this Agreement for the remainder of the term.

         (b) The ASEAN Cableship Private Limited hereto agrees and the Parties hereto agree that such transfer of responsibilities referred to in Clause 43(a) is deemed to be effective upon any of the events referred to in Clause 42 occurring to ASEAN Cableship Private Limited.

SIGNED:

For and on behalf of                             Attest              Date
ASEAN CABLESHIP PRIVATE LTD

  /s/ Name of Signatory                          Name of Attestor    29/5/86
--------------------------------                 ----------          -------


For and on behalf of                             Attest
COMMUNICATIONS AUTHORITY OF
THAILAND

 /s/ Name of Signatory                           Name of Attestor    30/5/86
--------------------------------                 ----------          -------


For and on behalf of                             Attest
CABLE AND WIRELESS (HONG KONG)
LTD

  /s/ Name of Signatory                          Name of Attestor    27/5/86
--------------------------------                 ----------          -------


For and on behalf of                             Attest
CABLE AND WIRELES (MARINE) LTD

  /s/ Name of Signatory                          Name of Attestor    20/5/86
--------------------------------                 ----------          -------

For and on behalf of                             Attest
CABLE AND WIRELESS PLC

  /s/ Name of Signatory                          Name of Attestor    20/5/86
--------------------------------                 ----------          -------

For and on behalf of                             Attest               Date
EASTERN TELECOMMUNICATIONS
PHILIPPINES INC

/s/ Name of Signatory                            Name of Attestor     27/5/86
--------------------------------                 ----------           -------

For and on behalf of                             Attest
INTERNATIONAL TELE-
COMMUNICATION DEVELOPMENT
CORPORATION

/s/ Name of Signatory                            Name of Attestor     27/5/86
--------------------------------                 ----------           -------


For and on behalf of                             Attest
JABATAN TELEKOM MALAYSIA

/s/ Name of Signatory                            Name of Attestor     30/5/86
--------------------------------                 ----------           -------


For and on behalf of                             Attest
KOKUSAI DENSHIN DENWA CO., LTD.

/s/ Name of Signatory                            Name of Attestor     26/5/86
--------------------------------                 ----------           -------


For and on behalf of                             Attest
OVERSEAS TELECOMMUNICATIONS
SERVICES

/s/ Name of Signatory                            Name of Attestor     27/5/86
--------------------------------                 ----------           -------

For and on behalf of                             Attest               Date
OFFICE DES POSTES ET
TELECOMMUNICATIONS

/s/ Name of Signatory                            Name of Attestor     26/5/86
--------------------------------                 ----------           -------


For and on behalf of                             Attest

OVERSEAS TELECOMMUNICATIONS
COMMISSION (AUSTRALIA)

/s/ Name of Signatory                            Name of Attestor     28/5/86
--------------------------------                 ----------           -------


For and on behalf of                             Attest
P.T. (PERSERO) INDONESIAN
SATELLITE CORPORATION

/s/ Name of Signatory                            Name of Attestor     29/5/86
--------------------------------                 ----------           -------


For and on half of                               Attest

SEMBAWANG CABLE DEPOT
PRIVATE LIMITED

/s/ Name of Signatory                            Name of Attestor     12/6/86
--------------------------------                 ----------           -------


For and on behalf of                             Attest
THE TELECOMMUNICATION
AUTHORITY OF SINGAPORE

/s/ Name of Signatory                            Name of Attestor     29/5/86
--------------------------------                 ----------           -------

For and on behalf of                             Attest               Date
VIDESH SANCHAR NIGAM LTD.

/s/ Name of Signatory                            Name of Attestor     23/5/86
--------------------------------                 ----------           -------